                        PRIORITY DISTRIBUTION AGREEMENT
                        -------------------------------


        PRIORITY DISTRIBUTION AGREEMENT, dated as of August 25, 1994, by and among TPG Partners, L.P., a Delaware limited partnership ("TPG Partners"), TPG Parallel I, L.P., a Delaware limited partnership ("Parallel"), Air Partners II, L.P., a Texas limited partnership ("APII", and, collectively with TPG Partners and Parallel, "TPG") and Continental Airlines, Inc., a Delaware corporation ("Continental", and collectively, the "Parties").

        WHEREAS, each of the Parties owns the amounts, set forth on Exhibit "A" attached hereto, of shares of Class A and Class B Common Stock issued by America West Airlines, Inc. or its successor as reorganized pursuant to Chapter 11 of the United States Bankruptcy Code;

        WHEREAS, each of the Parties desires to share with the other Parties, in the manner set forth in this Agreement, certain of the proceeds of the shares of Class A and Class B Common Stock set forth on the attached Exhibit "A".

        NOW, THEREFORE, in consideration of the premises and the mutual representations, covenants and agreements set forth in this Agreement, the parties agree as follows:

        1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

        (a) "Basic Threshold Amount" shall mean the amount necessary to ensure that Continental, from all Deemed Proceeds or actual proceeds, as the case may be, and nonrefunded payments to Continental by TPG hereunder, has been returned its Cost Basis in all of its Securities plus its 10% Return.

        (b) "Class A Common Stock" and "Class B Common Stock" and "Warrants" shall mean the shares of Class A common stock, Class B common stock and warrants to acquire Class B common stock issued by America West Airlines, Inc. (or its successor as reorganized pursuant to Chapter 11 of the United States Bankruptcy Code, "AWA") that are reflected on Exhibit "A", as adjusted for any sales or conversions thereof or any stock dividends or splits with respect thereto. Any shares of Class A or Class B common stock or warrants of AWA acquired by any of the Parties after the date of this Agreement (other than shares of Class B common stock acquired pursuant to the exercise of Warrants) shall not constitute shares of Class A Common Stock, Class B Common Stock or Warrants subject to this Agreement.

        (c) "Cost Basis" shall mean the per Security price set forth on Exhibit A hereto.

        (d) "Securities" shall mean collectively, the Class A Common Stock, the Class B Common Stock and the Warrants.

        (e) "Specified Percentage" shall mean 200%, provided that if the Securities owned by Continental and TPG are either (i) covered by a currently effective registration statement filed with the Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933 (the "Securities Act") or (ii) all able to be sold promptly pursuant to Rule 144 promulgated by the SEC under the Securities Act, then the Specified Percentage shall be 150%.

        (f) "10% Return" shall mean the amount required to return (with either Deemed Proceeds or actual proceeds, as the case may be) to Continental or TPG, as the case may be, a 10% per year return (compounded annually) on the unreturned (either with Deemed Proceeds or actual proceeds as the case may be) Cost Basis of the Securities in question.

     (g)  "Value" shall mean:

          (A) if Securities are listed on a national securities exchange or on the National Market System Quotations, or are traded in the over-the-counter market and reported in the National Association of Securities Dealers' Automated Quotation System, the last sales price of the Securities, on the valuation date, or in the absence of a sale on such date, the last bid price on the valuation date; and

          (B) if Securities are not listed or traded in the manner specified in clause (A) above, the fair market value, as reasonably determined by TPG of the Securities.

     2.  Proceeds from TPG Sales.

        Each time that TPG sells all or any portion of its Securities ("Actually Sold Securities"), Continental shall be deemed to sell a corresponding portion (on a percentage basis) of its similar type of Securities ("Deemed Sold Securities") for the same price per share as received by TPG ("Deemed Proceeds") (with the understanding that Continental's 10% Return shall be deemed to have continued to accrue on the Deemed Sold Securities through the date of the deemed sale for purposes of such determination). TPG agrees to utilize the proceeds from its Actually Sold Securities as follows:

     (i) First, to pay Continental any 10% Return accrued with respect to all of its Deemed Sold Securities and not previously returned with Deemed Proceeds or actual sale proceeds (as applicable) or nonrefunded prior payments by TPG hereunder;

    (ii) Second, to retain amounts sufficient to receive a 10% Return accrued with respect to all of its Actually Sold Securities and not previously retained by TPG in connection with previous actual sales or refunded to TPG by Continental hereunder;

   (iii) Third, to pay Continental amounts, if any, necessary to ensure that Continental has received from Deemed Proceeds or actual sale proceeds (as applicable) and nonrefunded prior payments by TPG hereunder both its 10% Return and its Cost Basis with respect to its Deemed Sold Securities; and

    (iv)     Finally, to retain any excess.

        Notwithstanding anything contained herein to the contrary, the proceeds and timing of any actual sales of Securities by Continental shall be utilized instead of the Deemed Proceeds and timing of the deemed sale of the corresponding Deemed Sold Securities (i.e., the first Securities actually sold shall be matched against the first Securities deemed sold) to the extent both
(i) actual sales preceded the deemed sales and (ii) utilization of actual sales would reduce the amount owed by TPG hereunder or increase the amounts refundable by Continental to TPG hereunder.

        For example, assume (i) the Parties acquired their Securities on 1/1/94,
(ii) TPG acquired twice the amount of Securities as did Continental, (iii) each Party had a Cost Basis of $10 per share and (iv) the Parties actually sold Securities as follows:

             Seller        Shares       Date      Price per Share
           -----------    ---------    ------     ---------------

     1.    Continental      100,000    1/1/95                 $10
     2.    Continental      100,000    1/1/96                  20
     3.    Continental      100,000    1/1/97                  30
     4.    Continental      100,000    7/1/97                  40
     5.    TPG            1,000,000    1/1/98                  30
     6.    Continental      100,000    7/1/98                  40


For purposes of this Agreement, Continental would be deemed to have sold the above Securities on the sale dates and for the amounts as follows with Continental's 10% Return accruing through the sale date utilized for purposes of this Agreement (either actual or deemed, as the case may be) and continuing with respect to any portion of its Cost Basis not returned with Deemed Proceeds or actual proceeds as the case may be:

                                                   Price
             Seller      Shares     Sale Date    per Share
           -----------   -------    ---------    ---------

     1.    Continental   100,000       1/1/98          $30
     2.    Continental   100,000       1/1/98           30
     3.    Continental   100,000       1/1/97           30
     4.    Continental   100,000       7/1/97           40
     5.    Continental   100,000       1/1/98           30

     At any time that an actual sale by TPG of its remaining Securities for their Value would net Continental Deemed Proceeds and required payments by TPG to Continental hereunder of less than the Specified Percentage of Continental's Basic Threshold Amount, then Continental shall have the right to require TPG (by written notice to TPG) to pay (and TPG shall pay) in cash, within fifteen (15) business days, the amount which TPG would have been required to pay pursuant to this Section 2 if TPG actually sold all of its remaining Securities for their Value as of the date TPG receives such notice; provided, however, that the provisions of the last sentence of this paragraph will continue to apply if, thereafter, TPG retains any Securities. If any amounts are paid by TPG to Continental hereunder and, upon the deemed sale of Continental Securities, Continental has received Deemed Proceeds and payments from TPG hereunder in excess of its 10% Return and its Cost Basis with respect to its Deemed Sold Securities, then Continental shall within five business days of such deemed sale repay TPG amounts paid to it to the extent of such excess. For purposes of this Agreement, proceeds from the sale of Class B Common Stock acquired by Continental or TPG pursuant to the exercise of Warrants shall be determined by deducting any exercise price paid therefor and TPG shall be entitled to first recover any such exercise price prior to any such proceeds being subject to this Agreement.

     3. Certain Rights of First Refusal. TPG shall not sell shares without first notifying Continental. Continental shall have the right of first refusal to purchase all (but not less than all) of the Securities ("Offered Shares") owned by TPG that TPG has notified Continental it desires to sell ("Sale Notice"). Continental shall have the right to purchase the Offered Shares for either (i) if such Offered Shares are not proposed to be sold on a public exchange, on the same terms and conditions that the Offered Shares would have been sold, or (ii) if such Offered Shares are proposed to be sold on a public exchange, for the last sales price per share on the date on which Continental issued its written notice described in the following sentence (or if there were no sales on such date, the last sales price per share preceding such date). Continental may exercise this right only if (x) it provides written notice to each of the other Parties of its intention to do so within five (5) business days after its receipt of the Sale Notice, and (y) it purchases all of such

Offered Shares on or before the tenth (10th) business day following such written notice.

     4.   Notice.

     (a) All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

     (b) All notices, demands and requests to be sent to a Party pursuant to this Agreement shall be deemed to have been properly given or served if: (i) personally delivered, (ii) deposited for next day delivery by Federal Express, or other similar, overnight courier services, addressed to such Party, (iii) deposited in the United States mail, addressed to such Party, prepaid and registered or certified with return receipt requested or (iv) transmitted via telecopier or other similar device to the attention of such Party.

     (c)  All notices, demands and requests so given shall be deemed received:
(i) when personally delivered, (ii) twenty-four (24) hours after being deposited for next day delivery with an overnight courier, (iii) forty-eight (48) hours after being deposited in the United States mail or (iv) three (3) hours after being telecopied or otherwise transmitted and receipt has been confirmed.

     (d) The Parties shall have the right from time to time, and at any time, during the term of this Agreement, to change their respective addresses and each shall have the right to specify as his or its address any other address by giving to the other parties at least thirty (30) days written notice thereof, in the manner prescribed in Section 11(b); provided, that to be effective, any such notice must be actually received (as evidenced by a return receipt).

     5. GOVERNING LAW. THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     6. Entire Agreement. This Agreement, including all exhibits to this Agreement and, if any, exhibits to such exhibits, contains the entire agreement among the Parties relative to the matters contained in this Agreement.

     7. Waiver. No consent or waiver by any Party to or for any breach or default by any other party in the performance by such other party of his or its obligations under this Agreement shall be effective unless expressly set forth in writing or be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party under this Agreement.

Failure on the part of any party to complain of any act or failure to act of any of the other Parties or to declare the other Parties in default, regardless of how long such failure continues, shall not constitute a waiver by such Party of his or its rights hereunder.

     8. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, and the intent of this Agreement shall be enforced to the greatest extent permitted by law.

     9. Binding Agreement. Subject to the restrictions on transfers and encumbrances set forth in this Agreement, this Agreement shall inure to the benefit of and be binding upon the undersigned Parties and their respective legal representatives, successors and assigns. Whenever, in this Agreement, a reference to any Party is made, such reference shall be deemed to include a reference to the legal representatives, successors and assigns of such Party.

     10. Captions. Captions are included solely for convenience of reference and if there is any conflict between captions and the text of this Agreement, the text shall control.

     11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed thereto shall constitute the original counterpart instrument. All of those counterpart pages shall be read as though one, and they shall have the same force and effect as if all of the Parties had executed a single signature page.

     Executed to be effective as of the 25th day of August, 1994.

                                TPG PARTNERS, L.P.
                                By: TPG Genpar, L.P.
                                    By: TPG Advisors, Inc.

                                    By: /s/ Richard Ekleberry
                                       ----------------------
                                    Title: Vice President
                                           --------------

                                TPG PARALLEL I, L.P.
                                By: TPG Genpar, L.P.
                                    By: TPG Advisors, Inc.

                                    By: /s/ Richard Ekleberry
                                       ----------------------
                                    Title: Vice President
                                          ----------------


                                AIR PARTNERS II, L.P.
                                By: TPG Genpar, L.P.
                                    By: TPG Advisors, Inc.

                                    By:  /s/ Richard Ekleberry
                                       -----------------------
                                    Title: Vice President
                                          ----------------


                                CONTINENTAL AIRLINES, INC.


                                By:   /s/ Barry Simon
                                   -----------------------
                                Title: Senior Vice President
                                      ----------------------

                                  EXHIBIT "A"


                Shares of                 Shares of
                 Class A     Per Share     Class B     Per Share                Per Warrant
Party          Common Stock  Cost Basis  Common Stock  Cost Basis   Warrants    Cost Basis
- -------------  ------------  ----------  ------------  ----------  -----------  ----------
TPG                 774,495       $7.01     5,012,852       $7.01    1,910,295       $2.00

Continental         325,505       $9.36     1,508,234       $9.36      802,860       $2.00